Exhibit 99.1

Date	Nov. 3, 2006	News Release
For Release	Upon Receipt
Contact	Media:	Financial Community:
	Joseph Vallarian	Darrin Duda, CFA
	412-232-6848	412-393-1158
DUQUESNE LIGHT HOLDINGS REPORTS THIRD-QUARTER 2006 RESULTS
PITTSBURGH – Duquesne Light Holdings (NYSE: DQE) today reported adjusted earnings (non-GAAP) for the third quarter of 2006 of $22.1 million, or $0.26 per share, compared to $26.1 million, or $0.34 per share, for the third quarter of 2005. In accordance with generally accepted accounting principles (GAAP), the company reported income from continuing operations for the third quarter of 2006 of $0.9 million, or $0.01 per share, compared to $43.5 million, or $0.56 per share, for the third quarter of 2005.
Along with the other recurring items included in the reconciliation of adjusted earnings to GAAP table below, earnings for the quarter were impacted by a state tax settlement. Pursuant to the settlement agreement, Duquesne Light will pay approximately $60 million, which includes interest. This settlement resulted in a third quarter charge to net income of $16.1 million.
For the nine months ended Sept. 30, 2006, adjusted earnings (non-GAAP) were $66.3 million, or $0.83 per share, compared to $68.7 million, or $0.88 per share, for 2005. In accordance with GAAP, the company reported income from continuing operations for the nine months ended Sept. 30, 2006, of $26.6 million, or $0.33 per share, compared to $99.7 million, or $1.28 per share, for 2005.
Adjusted earnings (non-GAAP), for the quarter and year-to-date, reported by business segment, in millions, were as follows:

	Third Quarter		Year-to-Date
	2006	2005	2006	2005
Electricity Delivery	$10.5	$16.3	$20.3	$31.1
Electricity Supply	7.9	2.8	22.7	13.8
Energy Solutions	5.1	7.4	14.1	17.8
Financial	2.6	4.8	23.5	19.0
Communications	0.7	0.7	1.8	1.9
All Other	(4.7)	(5.9)	(16.1)	(14.9)

Consolidated	$22.1	$26.1	$66.3	$68.7

Reconciliation of GAAP earnings to adjusted earnings for the quarter and year-to-date is included in the tables that follow.

Duquesne Light Holdings Reports Third-Quarter 2006 Results

•	The Electricity Delivery segment was impacted by cooler summer weather in 2006 as compared to 2005, as well as the absence of earnings related to the repayment of the $250 million intercompany loan in 2005.

•	The Electricity Supply segment realized increased revenues from Duquesne Light Energy’s sales to large commercial and industrial customers. Margins improved because of a reduction in delivered energy cost.

•	The Energy Solutions segment was impacted by lower earnings from the management of synthetic fuel facilities, as well as the absence of earnings related to energy facility management projects that were sold in 2005.

•	The Financial segment results were positively impacted in 2006 primarily from a swap agreement signed in December 2005, which locked in natural gas prices, at well above historical levels, for approximately 60 percent of its anticipated pipeline-quality gas sales.

•	The All Other category was adversely impacted by higher interest costs related to increased borrowings on a year-to-date basis.
Pending Merger
On July 5, 2006, Duquesne Light Holdings entered into a definitive merger agreement with a consortium led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts (DUET), (“the Macquarie Consortium”). Under the terms of the agreement, the Macquarie Consortium will acquire all of the outstanding common shares of Holdings for $20 per share in cash. Duquesne Light Holdings’ headquarters will remain in Pittsburgh and the companies will maintain Duquesne Light’s longstanding commitment to service, reliability and community involvement.
The Duquesne Light Holdings Board of Directors and the members of the Macquarie Consortium have approved the transaction. However, it is subject to customary closing conditions, including approval of Holdings’ shareholders and various regulatory agencies, including the Pennsylvania Public Utility Commission (PUC) and the Federal Energy Regulatory Commission (FERC). Duquesne Light Holdings shareholders will vote at a special meeting on Dec. 5, 2006.
Merger agreement applications were filed with the PUC and FERC in September 2006. In addition, the Department of Justice and the Federal Trade Commission completed Hart-Scott-Rodino review, which is made to determine whether the merger would impact competition. The PUC case has been assigned to an administrative law judge, and the initial pre-hearing conference, to set up procedures and a timeline for the proceedings, has been set for Nov. 28, 2006. While the proceeding is in its initial stages and the procedural schedule is not yet approved, the companies expect a timeline that will allow for PUC approval by June 2007.
Rate Cases
In September 2006, Duquesne Light entered into, and filed with the PUC, a Joint Petition of Settlement among all parties resolving all issues in the distribution rate case. The settlement provides for a distribution rate increase of $117 million in annual operating revenues. In October 2006, the administrative law judge presiding over the rate case recommended approval of the settlement agreement. That agreement is subject to PUC review and approval. A final order is anticipated in the fourth quarter of 2006.

Duquesne Light Holdings Reports Third-Quarter 2006 Results

In September 2006, Duquesne Light filed a transmission rate case with the FERC requesting an increase of approximately $27 million. The FERC rate request reflects Duquesne Light’s investment in transmission system upgrades as part of the company’s ongoing infrastructure program. Once approved, Duquesne Light expects both rate increases to go into effect in January 2007.
Acquisition and Capital Markets Activity
In September, Duquesne Light Holdings completed the purchase of minority interests in the Keystone and Conemaugh coal-fired power plants for an aggregate purchase price of approximately $173 million. A $200 million term loan at Duquesne Light Holdings was used to finance the acquisition.
Reconciliation of Adjusted Earnings and Reported Income
Adjusted earnings is a non-GAAP measure that adjusts reported income for special items and one-time charges or credits. Management uses adjusted earnings (non-GAAP) internally to evaluate the company’s performance and manage its operations. The company believes that this non-GAAP financial measure provides a consistent and comparable measure to help shareholders better understand and evaluate operating results and performance trends.
The tables that follow provide a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), by business segment, for the third quarters of 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in dollars)

	3rd Quarter 2006
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings (Loss) – Non-GAAP	$10.5	$7.9	$5.1	$2.6	$0.7	$(4.7)	$22.1

Items excluded from adjusted earnings:
State tax settlement	(16.1)						(16.1)
Change in fair value of derivative energy contracts		(5.3)					(5.3)
Estimated tax credit phase-out impact				2.7			2.7
Merger-related costs						(2.5)	(2.5)

Total items excluded from adjusted earnings	(16.1)	(5.3)	0.0	2.7	0.0	(2.5)	(21.2)

Reported Income (Loss) – GAAP	$(5.6)	$2.6	$5.1	$5.3	$0.7	$(7.2)	$0.9

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	3rd Quarter 2005
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings (Loss) – Non-GAAP	$16.3	$2.8	$7.4	$4.8	$0.7	$(5.9)	$26.1

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		6.5					6.5
Sales of energy facility management projects			11.7				11.7
Sale of an investment in a leveraged lease				(0.8)			(0.8)

Total items excluded from adjusted earnings	0.0	6.5	11.7	(0.8)	0.0	0.0	17.4

Reported Income (Loss) – GAAP	$16.3	$9.3	$19.1	$4.0	$0.7	$(5.9)	$43.5

Duquesne Light Holdings Reports Third-Quarter 2006 Results

The table that follows provides a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), in per share amounts, for the third quarters of 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in earnings per share)

	(All amounts per share,
	unless noted)

	Three Months
	Ended September 30,
	2006	2005

Adjusted Earnings – Non-GAAP	$0.26	$0.34

Items excluded from adjusted earnings:
State tax settlement (Electricity Delivery segment)	(0.19)
Change in fair value of derivative energy contracts (Electricity Supply segment)	(0.06)	0.08
Estimated tax credit phase-out impact (Financial segment)	0.03
Merger-related costs (All Other category)	(0.03)
Sales of energy facility management projects (Energy Solutions segment)		0.15
Sale of an investment in a leveraged lease (Financial segment)		(0.01)

Total items excluded from adjusted earnings	(0.25)	0.22

Reported Income – GAAP	$0.01	$0.56

Average Number of Common Shares Outstanding (in millions)	83.5	77.8

The tables that follow provide a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), by business segment, for year-to-date 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in dollars)

	Year-to-Date 2006
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings (Loss) – Non-GAAP	$20.3	$22.7	$14.1	$23.5	$1.8	$(16.1)	$66.3

Items excluded from adjusted earnings:
State tax settlement	(16.1)						(16.1)
Change in fair value of derivative energy contracts		(11.1)					(11.1)
Estimated tax credit phase-out impact				(8.1)			(8.1)
Merger-related costs						(3.0)	(3.0)
Other income tax adjustments, net						(2.9)	(2.9)
Sale of an energy facility management project			1.5				1.5

Total items excluded from adjusted earnings	(16.1)	(11.1)	1.5	(8.1)	0.0	(5.9)	(39.7)

Reported Income (Loss) – GAAP	$4.2	$11.6	$15.6	$15.4	$1.8	$(22.0)	$26.6

Duquesne Light Holdings Reports Third-Quarter 2006 Results

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	Year-to-Date 2005
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings (Loss) – Non-GAAP	$31.1	$13.8	$17.8	$19.0	$1.9	$(14.9)	$68.7

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		13.1					13.1
Sales of energy facility management projects			11.7				11.7
Sale of an investment in a natural gas partnership				4.6			4.6
Sale of an investment in a leveraged lease				(0.8)			(0.8)
Settlement of interest rate lock arrangement						2.4	2.4

Total items excluded from adjusted earnings	0.0	13.1	11.7	3.8	0.0	2.4	31.0

Reported Income (Loss) – GAAP	$31.1	$26.9	$29.5	$22.8	$1.9	$(12.5)	$99.7

The table that follows provides a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), in per share amounts, for year-to-date 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in earnings per share)

	(All amounts per share,
	unless noted)

	Nine Months
	Ended September 30,
	2006	2005

Adjusted Earnings – Non-GAAP	$0.83	$0.88

Items excluded from adjusted earnings:
State tax settlement (Electricity Delivery segment)	(0.20)
Change in fair value of derivative energy contracts (Electricity Supply segment)	(0.14)	0.17
Estimated tax credit phase-out impact (Financial segment)	(0.10)
Merger-related costs (All Other category)	(0.04)
Other income tax adjustments, net (All Other category)	(0.04)
Sales of energy facility management projects (Energy Solutions segment)	0.02	0.15
Sale of an investment in a natural gas partnership (Financial segment)		0.06
Sale of an investment in a leveraged lease (Financial segment)		(0.01)
Settlement of interest rate lock arrangement (All Other category)		0.03

Total items excluded from adjusted earnings	(0.50)	0.40

Reported Income – GAAP	$0.33	$1.28

Average Number of Common Shares Outstanding (in millions)	80.0	77.6

Internet Broadcast
A live Internet broadcast of management’s presentation to members of the financial community is scheduled for 11 a.m., EST, today. The broadcast can be accessed through the company’s website (www.duquesnelightholdings.com). Once on the homepage, just click “Internet Broadcast of Management Presentation” to access. A replay of the presentation will be made available on the company’s website through Nov. 17. Please refer to the company’s 10-Q for additional details regarding third-quarter 2006 results.

Duquesne Light Holdings Reports Third-Quarter 2006 Results

About the Company
Duquesne Light Holdings is comprised of an electric-utility company and several affiliate companies that complement the core business. Duquesne Light Company, its principal subsidiary, is a leader in the transmission and distribution of electric energy, offering superior customer service and reliability to more than half a million customers in southwestern Pennsylvania.
The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below. Cash flow, earnings, earnings growth, capitalization, capital expenditures and dividends will depend on the performance of Holdings’ subsidiaries, and board policy. Demand for and pricing of electricity and landfill gas, changing market conditions, and weather conditions could affect earnings levels. Earnings will be affected by the number of customers who choose to receive electric generation through Duquesne Light’s provider-of-last-resort service (POLR), by our ability to negotiate appropriate terms with suitable generation suppliers, by the performance of these suppliers, and by changes in market value of energy commodity products under contract. Projected POLR supply requirements will depend on POLR customer retention, which in turn may depend on market generation prices, as well as the marketing efforts of competing generation suppliers. Distribution rate base and earnings will depend on the outcome of our distribution rate case, which in turn is subject to Pennsylvania Public Utility Commission (PUC) review and approval. Transmission rate base and earnings will depend on the ultimate outcome of our transmission rate case, which in turn is subject to Federal Energy Regulatory Commission (FERC) review and approval. Earnings will also be affected by rate base, equity and allowed return levels. Regional transmission organization rules and FERC-mandated transmission charges could affect earnings. Changes in electric energy prices could affect earnings as the fair value of our energy commodity contracts fluctuates. The amount and timing of any debt reduction or refinancing will depend on the availability of cash flows and appropriate replacement or refinancing vehicles. The amount and timing of any securities issuance (debt or equity) will depend on financial market performance and the need for funds. Changes in Keystone and/or Conemaugh power plan operations could affect Duquesne Generations’ earnings. Earnings and cash flows may be affected by the ultimate timing of the merger closing, which in turn depends on, among other things, the receipt of shareholder, PUC, FERC and other regulatory approval. Regulatory approval depends on the procedures of the agencies involved. The credit ratings received from the rating agencies could affect the cost of borrowing, access to capital markets and liquidity. Changes in synthetic fuel plant operations could affect Duquesne Energy Solutions’ earnings. Competition, operating costs and gas prices could affect earnings and expansion plans in our landfill gas business, as well as the anticipated operating life of our landfill gas sites. Earnings with respect to synthetic fuel operations, landfill gas and affordable housing investments will depend, in part, on the continued availability of, and compliance with the requirements for, applicable federal tax credits. The availability of synthetic fuel and landfill gas tax credits depends in part on the average wellhead price per barrel of domestic crude oil. Demand for dark fiber will affect DQE Communications’ earnings. Financial results and position could be affected by changes in pronouncements periodically issued by accounting standard-setting bodies. Overall performance by Holdings and its affiliates could be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices, as well as the factors discussed in Holdings’ SEC filings made to date.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Duquesne Light Holdings by the Macquarie Consortium. In connection with the proposed acquisition, Duquesne Light Holdings has filed relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF DUQUESNE LIGHT HOLDINGS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DUQUESNE LIGHT HOLDINGS’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement and other documents filed by Duquesne

Duquesne Light Holdings Reports Third-Quarter 2006 Results

Light Holdings at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Duquesne Light Holdings by directing such request to Holdings at 411 Seventh Avenue, Pittsburgh, PA 15219, Attn: Corporate Secretary; or by telephone: 800-247-0400 (outside the Pittsburgh area) or 412-393-6167 (in the Pittsburgh area).
Participants in Solicitation
Duquesne Light Holdings and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the company’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the company’s participants in the solicitation is included in the proxy statement relating to the proposed transaction which was filed with the Securities and Exchange Commission on Oct. 5, 2006. Each of these documents is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Duquesne Light Holdings by directing such request to the address provided in the section above.

Statements of Income (Unaudited)

	(All Amounts in Millions,
	Except Per Share Amounts)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

Operating Revenues:
Retail sales of electricity	$235.6	$222.7	$611.9	$593.6
Other	35.7	40.6	107.6	110.3

Total Operating Revenues	271.3	263.3	719.5	703.9

Operating Expenses:
Fuel and purchased power	131.2	103.0	324.7	272.1
Other operating and maintenance	58.6	66.1	175.2	184.2
Depreciation and amortization	22.0	20.6	63.4	61.4
Taxes other than income taxes	29.2	14.8	56.3	41.6
Other	4.3	—	5.0	—

Total Operating Expenses	245.3	204.5	624.6	559.3

Operating Income	26.0	58.8	94.9	144.6
Investment and Other Income	1.6	20.3	7.0	39.1
Interest and Other Charges	(19.5)	(16.5)	(55.6)	(45.7)

Income from Continuing Operations Before Income Taxes and Limited Partners’ Interest	8.1	62.6	46.3	138.0
Income Tax Expense	(9.8)	(21.8)	(27.3)	(45.9)
Benefit from Limited Partners’ Interest	2.6	2.7	7.6	7.6

Income from Continuing Operations	0.9	43.5	26.6	99.7
Income (Loss) from Discontinued Operations – Net	—	0.1	(0.1)	0.4

Net Income	$0.9	$43.6	$26.5	$100.1

Average Number of Common Shares Outstanding	83.5	77.8	80.0	77.6

Basic Earnings Per Share of Common Stock:
Earnings from Continuing Operations	$0.01	$0.56	$0.33	$1.28
Earnings from Discontinued Operations	—	—	—	0.01

Basic Earnings Per Share of Common Stock	$0.01	$0.56	$0.33	$1.29

Dividends Declared Per Share of Common Stock	$0.25	$0.25	$0.75	$0.75